As filed with the Securities and Exchange Commission on August 28, 2007

Investment Company Act File No. 811-10631

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM N-1A
REGISTRATION STATEMENT UNDER THE
INVESTMENT COMPANY ACT OF 1940	[X]
Amendment No. 7 (Check appropriate box or boxes)	[X]

MASTER INSTITUTIONAL MONEY MARKET LLC (Exact Name of Registrant as Specified in Charter)

One Financial Center Boston, Massachusetts 02111 (Address of Principal Executive Offices)
(617) 342-1600 (Registrant’s Telephone Number, including Area Code)

BARRY F.X. SMITH Master Institutional Money Market LLC One Financial Center Boston, Massachusetts 02111 (Name and Address of Agent for Service)

Copies to:

Counsel for the Trust: Joel H. Goldberg, Esq. Willkie, Farr & Gallagher LLP 787 Seventh Avenue New York, New York 10019	BlackRock Advisors LLC 100 Bellevue Parkway Wilmington, DE 19809

EXPLANATORY NOTE

This Registration Statement has been filed by the Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended (the “Investment Company Act”). However, interests in the Registrant are not being registered under the Securities Act of 1933, as amended (the “1933 Act”), because such interests will be issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act. Investments in the Registrant may be made only by a limited number of institutional investors, including investment companies, common or commingled trust funds, group trusts and certain other “accredited investors” within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any interests in the Registrant.

This Registration Statement has been prepared as a single document consisting of Parts A, B and C, none of which is to be used or distributed as a stand alone document.

Master Institutional Money Market LLC (the “Master LLC”) is part of a master-feeder structure (as described below). Part A of this Registration Statement should be read in conjunction with Post-Effective Amendment No. 32 of the Registration Statement on Form N-1A (Securities Act File No. 33-14190 and Investment Company Act File No. 811-5149) of Merrill Lynch Funds for Institutions Series (the “Trust”), as filed with the Securities and Exchange Commission (the “Commission”) dated August 28, 2007, and as may be amended from time to time (the “Merrill Lynch Registration Statement”). Part A of the Merrill Lynch Registration Statement includes the prospectus of the Trust.

     The Master LLC consists of five series — Merrill Lynch Premier Institutional Portfolio (the “Premier Institutional Portfolio”), Merrill Lynch Institutional Portfolio (the “Institutional Portfolio”), Merrill Lynch Government Portfolio (the “Government Portfolio”), Merrill Lynch Treasury Portfolio (the “Treasury Portfolio”) and Merrill Lynch Institutional Tax-Exempt Portfolio (the “Tax-Exempt Portfolio”) (each, a “Master Fund”).

The Trust consists of six series — Merrill Lynch Premier Institutional Fund (the “Premier Institutional Fund”), Merrill Lynch Institutional Fund (the “Institutional Fund”), Merrill Lynch Select Institutional Fund (the “Select Institutional Fund”), Merrill Lynch Treasury Fund (the “Treasury Fund”), Merrill Lynch Government Fund (the “Government Fund”) and Merrill Lynch Institutional Tax-Exempt Fund (the “Institutional Tax-Exempt Fund”). Each of the Premier Institutional Fund, Institutional Fund, Select Institutional Fund and Institutional Tax-Exempt Fund invests all of its assets in a corresponding portfolio of the Master LLC. Currently, these Funds are the only feeder funds that invest in the Master LLC. The Institutional Fund, Premier Institutional Fund, Select Institutional Fund, Institutional Tax-Exempt Fund and any other feeder fund that may invest in the Master LLC are referred to herein as “Feeder Funds.”

PART A
AUGUST 28, 2007

MASTER INSTITUTIONAL MONEY MARKET LLC

Responses to items 1, 2, 3, and 8 have been omitted pursuant to Paragraph 2(b) of Instruction B of the general instructions to Form N-1A.

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Item 4. Investment Objectives, Principal Investment Strategies, and Related Risks.

(a) Investment Objectives

     The investment objective of each of the Premier Institutional Portfolio and Institutional Portfolio is to seek maximum current income consistent with liquidity and the maintenance of a portfolio of high quality short-term money market securities. The investment objective of the Government Portfolio is to seek current income consistent with liquidity and security of principal by investing in a portfolio of securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities. The investment objective of the Treasury Portfolio is to seek current income consistent with liquidity and security of principal by investing in a portfolio of securities that are direct obligations of the U.S. Treasury. The investment objective of the Institutional Tax-Exempt Portfolio is to seek current income exempt from Federal income taxes, preservation of capital and liquidity available from investing in a diversified portfolio of short-term, high quality tax-exempt money market securities. Treasury Portfolio and Government Portfolio have not yet commenced operations.

(b) Implementation of Investment Objectives

Premier Institutional Portfolio and Institutional Portfolio

Each Portfolio’s objectives are to seek maximum current income consistent with liquidity and the maintenance of a portfolio of high quality short-term money market securities.

Outlined below are the main strategies the Portfolios use in seeking to achieve their investment objectives:

     Each Portfolio tries to achieve its objectives by investing in a diversified portfolio of short-term money market securities. These instruments are dollar-denominated fixed-income securities that have a remaining maturity of up to 397 days (13 months). Other than U.S. Government and U.S. Government agency securities and securities issued by U.S. government enterprises and U.S. government instrumentalities, each Portfolio only invests in money market instruments of issuers with one of the two highest short-term ratings from a nationally recognized credit rating organization or unrated instruments which, in the opinion of Fund management, are of similar credit quality.

Fund management will vary the types of money market instruments in each Portfolio’s portfolio, as well as the Portfolio’s average maturity, in response to its assessment of the relative value of different securities and future short-term interest rates. Each Portfolio’s dollar-weighted average portfolio maturity will not exceed 90 days.

The money market obligations each Portfolio may buy are:

U.S. Government Securities — Debt securities issued and/or guaranteed as to principal and interest by the U.S. Government and supported by the full faith and credit of the United States.

     U.S. Government Agency Securities — Debt securities issued and/or guaranteed as to principal and interest by U.S. Government agencies, U.S. government-sponsored enterprises and U.S. government instrumentalities. These securities may not be backed by the full faith and credit of the United States.

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     U.S. Government Agencies — entities that are part of or sponsored by the Federal government, such as the Government National Mortgage Association, the Tennessee Valley Authority or the Federal Housing Administration.

U.S. Government Sponsored Enterprises — private corporations sponsored by the federal government that have the legal status of government agencies, such as the Federal Home Loan Mortgage Corporation, the Student Loan Marketing Association or the Federal National Mortgage Association. Securities issued by these entities are generally not supported by the full faith and credit of the United States.

U.S. Government Instrumentalities — supranational entities sponsored by the U.S. and other governments, such as the World Bank or the Inter-American Development Bank.

Bank Money Instruments — Obligations of commercial banks or other depository institutions, such as (but not limited to) certificates of deposit, bankers’ acceptances, bank notes and time deposits. Each Portfolio may only invest in obligations of savings banks and savings and loan associations organized and operating in the United States. Each Portfolio may invest in obligations of commercial banks issued by U.S. depository institutions, foreign branches or subsidiaries of U.S. depository institutions (called Eurodollar obligations) or U.S. branches or subsidiaries of foreign depository institutions (called Yankeedollar obligations). Each Portfolio may invest in Eurodollar obligations only if they are general obligations of the parent bank.

Each Portfolio may also invest in bank money instruments issued by foreign branches and subsidiaries of foreign banks.

Commercial Paper — Obligations, usually of nine months or less, issued by corporations, securities firms and other businesses for short-term funding.

     Repurchase Agreements — In a repurchase agreement, a Portfolio buys a security from another party, which agrees to buy it back at an agreed upon time and price. Each Portfolio may invest in repurchase agreements involving the money market securities described above.

Short-Term Obligations. Corporate or foreign government debt and asset backed securities with a period of 397 days (13 months) or less remaining to maturity.

Floating Rate Obligations. Obligations of government agencies, corporations, depository institutions or other issuers that periodically reset their interest rate to reflect a current market rate, such as the federal funds rate or a bank’s prime rate, or the level of an interest rate index, such as the London Interbank Offered Rate (“LIBOR”) (a well-known short-term interest rate index).

Insurance Company Obligations. Short-term funding agreements and guaranteed insurance contracts with fixed or floating interest rates.

Master Notes. Variable principal amount demand instruments issued by securities firms and other corporate issuers.

Other strategies. In addition to the main strategies discussed above, these Portfolios may use certain other investment strategies.

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Other Eligible Investments. Other money market instruments permitted by Securities and Exchange Commission rules governing money market funds.

Reverse Repurchase Agreements. In a reverse repurchase agreement, a Portfolio sells a security to another party and agrees to buy it back at a specific time and price. Each Portfolio may invest in reverse repurchase agreements involving the money market securities described above.

When-Issued, Delayed-Delivery and Forward Commitments. Each Portfolio may buy or sell money market securities on a when-issued, delayed-delivery and forward commitment basis. In these transactions, the Master Fund buys or sells the securities at an established price with payment and delivery taking place in the future. The value of the security on the delivery date may be more or less than its purchase or sale price.

These Portfolios may also lend their portfolio securities.

Government Portfolio

     The Government Portfolio’s objectives are to seek current income consistent with liquidity and security of principal by investing all of its assets in a portfolio of securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities.

     The Portfolio currently has no investments.

     Outlined below are the main strategies the Portfolio uses in seeking to achieve its investment objectives:

     The Portfolio tries to achieve its objective by investing all of its assets in U.S. Government securities, U.S. Government agency securities, and securities issued by U.S. Government sponsored enterprise securities, and repurchase agreements involving the securities described above. This policy is a non-fundamental policy of the Portfolio and may only be changed with at least 60 days’ prior notice to interest holders.

     In seeking to achieve the Portfolio’s objectives, Fund management varies the kinds of direct U.S. Government securities held in the portfolio and its average maturity. Fund management, as delegated by the Master LLC’s Board of Directors, decides on which securities to buy and sell based on its assessment of the relative values of different securities and future interest rates. Fund management seeks to improve the Portfolio’s yield by taking advantage of differences in yield that regularly occur among securities of a similar kind. For example, market conditions frequently result in similar securities trading at different prices. Fund management seeks to improve the Portfolio’s yield by buying and selling securities based on these yield differences.

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The direct U.S. Government obligations the Portfolio may buy are:
•	U.S. Treasury obligations.
•	U.S. Government agency securities.
•	Variable rate U.S. Government agency obligations, which have interest rates that reset periodically prior to maturity based on a specific index or interest rate.
•	Deposit receipts, which represent interests in component parts of U.S. Treasury bonds or other U.S. Government or U.S. Government agency securities.

The Portfolio may invest in securities with remaining maturities of up to 397 days (13 months). The Portfolio’s dollar-weighted average portfolio maturity will not exceed 90 days.

     Other strategies. In addition to the main strategies discussed above, the Portfolio may use certain other investment strategies.

     The Portfolio may also enter into reverse repurchase agreements involving securities described above. The Portfolio may also invest in the U.S. Government securities described above pursuant to purchase and sale contracts.

    The Portfolio may buy and sell U.S. Government securities on a when-issued, delayed-delivery or forward commitment basis. In these transactions, the Portfolio buys or sells a security at an established price with payment and delivery taking place in the future. The value of the security on the delivery date may be more or less than its purchase or sale price.

     The Portfolio may also lend its portfolio securities.

Treasury Portfolio

      This Portfolio’s objectives are to seek current income consistent with liquidity and security of principal by investing in a portfolio of short-term marketable securities that are direct obligations of the U.S. Treasury.

The Portfolio currently has no investments.

Outlined below are the main strategies the Portfolio uses in seeking to achieve its investment objectives:

     The Portfolio tries to achieve its objectives by investing all its assets in Treasury bills, notes and other direct obligations of the U.S. Treasury. This policy is a non-fundamental policy of the Portfolio and may only be changed with at least 60 days’ prior notice to interest holders.

     In seeking to achieve the Portfolio’s objectives, Fund management varies the kinds of direct U.S. Treasury securities held in the portfolio and its average maturity. Fund management, as delegated by the Master LLC’s Board of Directors, decides on which securities to buy and sell based on its assessment of the relative values of different securities and future interest rates. Fund management seeks to improve the Portfolio’s yield by taking advantage of differences in yield that regularly occur among securities of a similar kind. For example, market conditions frequently result in similar securities trading at different prices. Fund management seeks to improve the Portfolio’s yield by buying and selling securities based on these yield differences.

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The direct U.S. Treasury obligations the Master Fund may buy are:
•	U.S. Treasury bills and notes.
•	Variable rate U.S. Treasury obligations, which have interest rates that reset periodically prior to maturity based on a specific index or interest rate.
•	Deposit receipts, which represent interests in component parts of U.S. Treasury Bonds.

The Portfolio may invest in securities with remaining maturities of up to 397 days (13 months). The Portfolio’s dollar-weighted average portfolio maturity will not exceed 90 days.

Other strategies. In addition to the main strategies discussed above, the Portfolio may use certain other investment strategies.

The Portfolio may also enter into repurchase agreements involving the U.S. Treasury securities described above. The Portfolio is permitted to invest up to 10% of its assets in repurchase agreements; however, the Fund will only enter into repurchase agreements when, in the opinion of the Investment Adviser, prevailing or persistent market conditions warrant it necessary to do so. The Portfolio may also invest in the U.S. Treasury securities described above pursuant to purchase and sale contracts.

    The Portfolio may buy and sell U.S. Treasury securities on a when-issued, delayed-delivery or forward commitment basis. In these transactions, the Portfolio buys or sells a security at an established price with payment and delivery taking place in the future. The value of the security on the delivery date may be more or less than its purchase or sale price.

     The Portfolio may also lend its portfolio securities.

Institutional Tax-Exempt Portfolio

     This Portfolio’s objectives are to seek current income exempt from Federal income taxes, preservation of capital and liquidity available from investing in a diversified portfolio of short-term high quality tax-exempt money market securities.

     Outlined below are the main strategies the Portfolio uses in seeking to achieve its investment objectives:

     The Portfolio has adopted a fundamental policy (that may not be changed without shareholder approval) to invest, under normal circumstances, (i) at least 80% of its assets (defined to include net assets plus borrowings for investment purposes) in investments the income from which is exempt from Federal income tax or (ii) its assets so that at least 80% of the income that it distributes will be exempt from Federal income tax. These requirements apply to investments or distributions that are exempt from Federal income tax under both the regular tax rules and the alternative minimum tax rules.

The short-term tax-exempt securities the Portfolio may buy are:

Tax-Exempt Notes — short-term municipal debt obligations often used to provide interim financing in anticipation of tax collection, bond sales or other revenues.

Tax-Exempt Commercial Paper — short-term unsecured promissory notes used to finance general short-term credit needs.

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Tax-Exempt Bonds — long-term debt obligations that pay interest exempt from Federal income tax. The Portfolio will only invest in long-term debt obligations that have remaining maturities of 397 days (13 months) or less or that the Portfolio has a contractual right to sell periodically or on demand within that time.

Variable Rate Demand Notes — floating rate securities that combine an interest in a long-term municipal bond with a right to demand payment periodically or on notice. The Portfolio may also buy a participation interest in variable rate demand notes owned by a commercial bank or other financial institution. When the Portfolio purchases a participation interest, it receives the right to demand payment on notice to the owner of the note.

Short-Term Tax-Exempt Derivatives — a variety of securities that generally represent the Portfolio’s ownership interest in one or more municipal bonds held by a trust or partnership coupled with a contractual right to sell (put) that interest to a financial institution, periodically or on demand, for a price equal to face value. Income on the underlying municipal bonds is “passed through” the trust or partnership to the Portfolio and other institutions that have an ownership interest. Depending on the particular security, the Portfolio may receive pass-through income at a fixed interest rate or a floating municipal money market interest rate.

The Portfolio may invest in securities with remaining maturities of up to 397 days (13 months). The Portfolio’s dollar-weighted average portfolio maturity will not exceed 90 days.

Other strategies. In addition to the main strategies discussed above, the Portfolio may use certain other investment strategies.

     The Portfolio may invest up to 20% of its net assets in certain municipal securities, known as “private activity bonds,” which may be subject to the Federal alternative minimum tax. Fund management will seek to keep the Portfolio fully invested to maximize the yield on the Portfolio’s portfolio. However, because the Portfolio does not intend to realize taxable investment income, it will not invest in taxable short-term money market securities. Therefore, there may be times when the Portfolio has uninvested cash, which will reduce its yield.

     The Portfolio also may buy or sell short-term tax-exempt securities on a when-issued or delayed delivery basis. In these transactions, the Portfolio buys or sells the securities at an established price with payment and delivery taking place in the future. The value of the security on the delivery date may be more or less than its purchase or sale price.

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(c) Risks

     This section contains a summary discussion of the general risks of investing in each Master Fund. As with any mutual fund, there can be no guarantee that a Master Fund will meet its objectives, or that a Master Fund’s performance will be positive over any period of time.

Set forth below are the main risks of investing in the Master Funds.

An investment in a Master Fund is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. Although each Master Fund seeks to preserve the value of your investment at $1.00 per share, it is possible to lose money by investing in a Master Fund.

Income Risk — Each Master Fund’s yield will vary as the short-term securities in its portfolio mature and the proceeds are reinvested in securities with different interest rates.

     Credit Risk — The Premier Institutional Portfolio, the Institutional Portfolio and the Institutional Tax-Exempt Portfolio are subject to credit risk, which is the risk that the issuer of a security owned by the Master Fund will be unable to pay the interest or principal when due. Changes in an issuer’s credit rating or the market’s perception of an issuer’s creditworthiness may affect the value of a Fund’s investment in that issuer. The degree of credit risk depends on both the financial condition of the issuer and the terms of the obligation.

     Selection Risk — Selection risk is the risk that the securities that Fund management selects will underperform securities selected by other funds with similar investment objectives and investment strategies.

     Interest Rate Risk — Interest rate risk is the risk that prices of money market securities generally increase when interest rates go down and decrease when interest rates go up. If interest rates rise sharply in a manner not anticipated by Fund management, a Fund could lose money.

Foreign Securities Risk— The Premier Institutional Portfolio and the Institutional Portfolio may invest in U.S. dollar denominated money market instruments, U.S. dollar denominated short term debt obligations issued by foreign banks and similar institutions. Although a Master Fund will invest in these securities only if Fund management determines they are of comparable quality to the Master Fund’s U.S. investments, investing in securities of foreign issuers involves some additional risks that can increase the chances that a Master Fund will lose money. These risks include the possibly higher costs of foreign investing, the possibility of adverse political, economic or other developments, and the often smaller size of foreign markets, which may make it difficult for a Master Fund to buy and sell securities in those markets. In addition, prices of foreign securities may go up and down more than prices of securities traded in the United States.

Share Reduction Risk (Applicable only to Treasury Portfolio and Institutional Tax-Exempt Portfolio) — In order to maintain a constant net asset value of $1.00 per share, a Portfolio may reduce the number of shares held by its shareholders.

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Repurchase Agreements (Applicable to all the Master Funds, except Institutional Tax-Exempt Portfolio) — If the party with whom a Master Fund has entered into a repurchase agreement fails to meet its obligation under the agreement, the Master Fund may suffer delays and incur costs or even lose money in exercising its rights under the agreement. Treasury Portfolio may invest in repurchase agreements but only as a secondary investment strategy.

Each Master Fund may also be subject to certain other risks associated with its investments and investment strategies, including:

     Borrowing Risk — Each Master Fund may borrow only to meet redemptions. Borrowing may exaggerate changes in the net asset value of Master Fund shares and in the yield on the Master Fund’s portfolio. Borrowing will cost the Master Fund interest expense and other fees. The cost of borrowing money may reduce the Master Fund’s return.

     Securities Lending — Each Master Fund (except Institutional Tax-Exempt Portfolio) may lend securities with a value up to 33 1/3% of its total assets to financial institutions that provide cash or securities issued or guaranteed by the U.S. Government as collateral. Securities lending involves the risk that the borrower may fail to return the securities in a timely manner or at all. As a result, the Master Fund may lose money and there may be a delay in recovering the loaned securities. The Master Fund could also lose money if it does not recover the securities and/or the value of the collateral falls, including the value of investments made with cash collateral. These events could trigger adverse tax consequences to the Master Fund.

     When-Issued and Delayed-Delivery Securities and Forward Commitments — A Master Fund may purchase or sell securities that it is entitled to receive on a when issued basis. A Master Fund may also purchase or sell securities on a delayed delivery basis or through a forward commitment. When issued and delayed delivery securities and forward commitments involve the risk that the security that a Master Fund buys will lose value prior to its delivery. There also is the risk that the security will not be issued or that the other party to the transaction will not meet its obligation. If this occurs, a Master Fund loses both the investment opportunity for the assets it set aside to pay for the security and any gain in the security’s price.

     Illiquid Securities — A Master Fund may invest up to 10% of its assets in illiquid securities that it cannot sell within seven days at approximately current value. If a Master Fund buys illiquid securities it may be unable to quickly sell them or may be able to sell them only at a price below current value.

     Reverse Repurchase Agreement Risk (Applicable to all the Master Funds, except the Treasury Portfolio and Institutional Tax-Exempt Portfolio) — Reverse repurchase agreements involve the sale of securities held by a Master Fund with an agreement to repurchase the securities at an agreed-upon price, date and interest payment. Reverse repurchase agreements involve the risk that the other party to the agreement may fail to return the securities in a timely manner or at all. A Master Fund could lose money if it is unable to recover the securities and the value of the collateral held by the Fund, including the value of investments made with cash collateral, is less than the value of the securities. These events could also trigger adverse tax consequences to a Master Fund.

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VRDN and Municipal Derivatives Credit Risk (Applicable only to Institutional Tax-Exempt Portfolio) — When the Master Fund invests in variable rate demand notes or short-term municipal derivatives, it assumes credit risk with respect to the financial institution providing the Master Fund with the right to demand payment or sell the security. While the Master Fund invests only in short-term municipal securities of high quality issuers, or that are backed by high quality financial institutions, those issuers or financial institutions may still default on their obligations.

Short-Term Municipal Derivatives (Applicable only to Institutional Tax-Exempt Portfolio) — Short-term municipal derivatives present certain unresolved tax, legal, regulatory and accounting issues not presented by investments in other short-term municipal securities. These issues might be resolved in a manner adverse to the Master Fund. For example, the Internal Revenue Service has never ruled on the subject of whether pass-through income paid to the Master Fund is tax-exempt. The Master Fund receives an opinion of bond counsel that pass-through income is tax-exempt, but that does not mean that the IRS will never rule that pass-through income is taxable.

Municipal Lease Obligations (Applicable only to Institutional Tax-Exempt Portfolio) — In a municipal lease obligation, the issuer agrees to make payments when due on the lease obligation. The issuer will generally appropriate municipal funds for that purpose, but is not obligated to do so. Although the issuer does not pledge its unlimited taxing power for payment of the lease obligation, the lease obligation is secured by the lease property. However, if the issuer does not fulfill its obligation, it may be difficult to sell the property and the proceeds of a sale may not cover the Master Fund’s loss.

Taxability Risk (Applicable only to Institutional Tax-Exempt Portfolio) — Institutional Tax-Exempt Portfolio intends to minimize the payment of taxable income to shareholders by investing in tax-exempt or municipal securities in reliance at the time of purchase on an opinion of bond counsel to the issuer that the interest paid on those securities will be excludable from gross income for Federal income tax purposes. Such securities, however, may be determined to pay, or have paid, taxable income subsequent to Institutional Tax-Exempt Portfolio’s acquisition of the securities. In that event, the Internal Revenue Service may demand that Institutional Tax-Exempt Portfolio pay Federal Income taxes on the affected interest income, and, if the Portfolio agrees to do so, the Portfolio’s yield could be adversely affected. In addition, the treatment of dividends previously paid or to be paid by the Portfolio’s as “exempt interest dividends” could be adversely affected, subjecting the Portfolio’s shareholders to increased Federal income tax liabilities. If the interest paid on any tax-exempt or municipal security held by Institutional Tax-Exempt Portfolio is subsequently determined to be taxable, the Portfolio will dispose of that security as soon as reasonably practicable.

(d) Portfolio Holdings

For a discussion of the Master LLC’s policies and procedures regarding selective disclosure of portfolio holdings, see Part B of this Registration Statement.

Item 5. Management, Organization, and Capital Structure.

(a)(1) Investment Adviser

      BlackRock Advisors, LLC (“Investment Adviser”), 100 Bellevue Parkway, Wilmington, Delaware 19809, manages the Premier Institutional Portfolio’s, the Institutional Portfolio’s and the Institutional Tax-Exempt Portfolio’s investments and its business operations subject to the oversight of the Board of Directors of the Master LLC. While the Investment Adviser is ultimately responsible for the management of these Master Funds, it is able to draw upon the research and expertise of its asset management affiliates for portfolio decisions and management with respect to certain portfolio securities. The Investment Adviser is a wholly owned subsidiary of BlackRock, Inc. On September 29, 2006, BlackRock, Inc. consummated a transaction with Merrill Lynch & Co., Inc. whereby Merrill Lynch & Co., Inc.’s investment management business combined with that of BlackRock, Inc. to create a new independent company that is one of the world’s largest asset management firms with over $1 trillion in assets under management.

     The Investment Adviser has the responsibility for making all investment decisions for the Premier Institutional Portfolio, the Institutional Portfolio and the Institutional Tax-Exempt Portfolio.

     For the fiscal year ended April 30, 2007, the Investment Adviser received a fee, based on each Master Fund’s average daily net assets, at the following annual rates:

Master Fund Name	Management Fee As a % of Average Daily Net Assets
Premier Institutional Portfolio	0.05%*
Institutional Portfolio	0.05%
Government Portfolio	**
Treasury Portfolio	**
Institutional Tax-Exempt Portfolio	0.05%

*	Effective May 13, 2005, Fund Asset Management, L.P., the previous investment adviser, had agreed to voluntarily waive a portion of its advisory fee. The Investment Adviser has continued such voluntary waiver. The effect of such waiver is not shown in the table. The Investment Adviser may discontinue such waiver in whole or in part at any time without notice.
**	Treasury Portfolio and Government Portfolio do not currently have any investments and do not, therefore, currently have an investment advisory agreement in place.

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        Prior to September 29, 2006, Fund Asset Management, L.P. (“FAM”), an indirect wholly owned subsidiary of Merrill Lynch & Co., Inc., acted as the investment adviser to each Master Fund and was compensated according to the same advisory fee rates as those noted above.

        The Investment Adviser has a sub-advisory agreement with BlackRock Institutional Management Corporation (the “Sub-Adviser”), an affiliate, under which the Investment Adviser pays the Sub-Adviser for services it provides a monthly fee at an annual rate equal to a percentage of the management fee paid to the Investment Adviser by each of Premier Institutional Portfolio, Institutional Portfolio and Institutional Tax-Exempt Portfolio under the investment advisory agreement between the Investment Adviser and the Master LLC. The Sub-Adviser is responsible for the day-to-day management of each Master Fund’s portfolio.

        A discussion of the basis for the Board of Trustee’s approval of each Master Fund’s investment advisory agreement and sub-advisory agreement is included in the Trust’s semi-annual report for the fiscal period ending October 31, 2006.

        The Investment Adviser was organized in 1994 to perform advisory services for investment companies. BlackRock Institutional Management Corporation is a registered investment adviser organized in 1977. The Investment Adviser and its affiliates had approximately $1.23 trillion in investment company and other portfolio assets under management as of June 30, 2007.

     From time to time, a manager, analyst, or other employee of the Investment Adviser or its affiliates may express views regarding a particular asset class, company, security, industry, or market sector. The views expressed by any such person are the views of only that individual as of the time expressed and do not necessarily represent the views of the Investment Adviser or any other person within the BlackRock organization. Any such views are subject to change at any time based upon market or other conditions and the Investment Adviser disclaims any responsibility to update such views. These views may not be relied on as investment advice and, because investment decisions for the Master LLC are based on numerous factors, may not be relied on as an indication of trading intent on behalf of the Master LLC.

Conflicts of Interest

        The investment activities of the Investment Adviser and its affiliates (including, for these purposes, Merrill Lynch & Co., Inc., BlackRock, Inc., The PNC Financial Services Group, Inc. and their affiliates, directors, partners, trustees, managing members, officers and employees (collectively with the Investment Adviser, the “Affiliates”)) in the management of, or their interest in, their own accounts and other accounts they manage, may present conflicts of interest that could disadvantage a Master Fund and its shareholders. The Investment Adviser provides investment management services to other funds and discretionary managed accounts that follow an investment program similar to that of a Fund. The Investment Adviser and its Affiliates are involved worldwide with a broad spectrum of financial services and asset management activities and may engage in the ordinary course of business in activities in which their interests or the interests of their clients may conflict with those of a Fund. One or more Affiliates act or may act as an investor, investment manager, financer, advisor, market maker, trader, prime broker, lender, agent and/or principal, and have other direct and indirect interests, in the global fixed income, currency, commodity, equity and other markets in which a Master Fund directly and indirectly invests. Thus, it is likely that a Master Fund will have multiple business relationships with and will invest in, engage in transactions with, make voting decisions with respect to, or obtain services from entities for which an Affiliate performs or seeks to perform investment banking or other services. One or more Affiliates may engage in proprietary trading and advise accounts and fund’s that have investment objectives similar to those of a Master Fund and/or that engage in and compete for transactions in the same types of securities, currencies and instruments as the Fund. The trading activities of these Affiliates are carried out without reference to positions held directly or indirectly by a Master Fund and may result in an Affiliate having positions that are adverse to those of the Fund. No Affiliate is under any obligation to share any investment opportunity, idea or strategy with a Fund. As a result, an Affiliate may compete with a Master Fund for appropriate investment opportunities. The results of a Fund’s investment activities, therefore, may differ from those of an Affiliate and of other accounts managed by an Affiliate, and it is possible that the Master Fund could sustain losses during periods in which one or more Affiliates and other accounts achieve significant profits on their trading for proprietary or other accounts. In addition, a Master Fund may, from time to time, enter into transactions in which an Affiliate or its other clients have an adverse interest. Furthermore, transactions undertaken by an Affiliate or an Affiliate advised client may adversely impact a Fund. Transactions by one or more Affiliate-advised clients or the Investment Adviser may have the effect of diluting or otherwise disadvantaging the values, prices or investment strategies of a Fund. A Fund’s activities may be limited because of regulatory restrictions applicable to one or more Affiliates, and/or their internal policies designed to comply with such restrictions. In addition, the Master Fund may invest in securities of companies with which an Affiliate has or is trying to develop investment banking relationships or in which an Affiliate has significant debt or equity investments. A Master Fund also may invest in securities of companies for which an Affiliate provides or may some day provide research coverage. An Affiliate may have business relationships with and purchase or distribute or sell services or products from or to distributors, consultants or others who recommend a Master Fund or who engage in transactions with or for the Fund. A Master Fund may also make brokerage and other payments to an Affiliate in connection with the Master Fund’s portfolio investment transactions.

        Under a securities lending program approved by Board of Directors with respect to Institutional Portfolio and Premier Institutional Portfolio, the Portfolios have retained an Affiliate of the Investment Adviser to serve as the securities lending agent for the Portfolios to the extent that the Portfolios engage in the securities lending program. For these services, the lending agent may receive a fee from a Portfolio, including a fee based on the returns earned on that Portfolio’s investment of the cash received as collateral for the loaned securities. In addition, one or more Affiliates may be among the entities to which a Portfolio may lend its portfolio securities under the securities lending program.

        The activities of the Investment Adviser and its Affiliates may give rise to other conflicts of interest that could disadvantage a Portfolio and its shareholders. The Investment Adviser has adopted policies and procedures designed to address these potential conflicts of interest. See the Statement of Additional Information for further information.

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(a)(2) Portfolio Managers

Kevin Schiatta is the portfolio manager for the Institutional Tax-Exempt Portfolio. Thomas Kolimago is the portfolio manager for the Premier Institutional and Institutional Portfolios.

(b) Capital Stock

Investors in the Master LLC have no preemptive or conversion rights, and interests in the Master LLC are fully paid and non-assessable. The Master LLC has no current intention to hold annual meetings of investors, except to the extent required by the Investment Company Act, but will hold special meetings of investors, when in the judgment of the Directors, it is necessary or desirable to submit matters for an investor vote. Upon liquidation of a Master Fund, Feeder Funds would be entitled to their pro rata share of the assets of such Master Fund that are available for distribution.

Smaller Feeder Funds may be harmed by the actions of larger Feeder Funds. For example, a larger Feeder Fund could have more voting power than a smaller Feeder Fund over the operations of a Master Fund. A Feeder Fund may withdraw from the Master Fund at any time and may invest all of its assets in another pooled investment vehicle or retain an investment adviser to manage the Feeder Fund’s assets directly. Each Feeder Fund is entitled to a vote in proportion to its investment in the corresponding Master Fund. Each Feeder Fund generally will participate in the earnings, dividends and assets of the corresponding Master Fund in accordance with its pro rata interest in the corresponding Master Fund.

Investments in the Master LLC may not be transferred. A Feeder Fund may withdraw all or any portion of its investment in the corresponding Master Fund at net asset value on any day on which the New York Stock Exchange (the “Exchange”) or the Federal Reserve is open and the bond market is open for trading, subject to certain exceptions. For more information about the ability of a Feeder Fund to withdraw all or any portion of its investment in the corresponding Master Fund, please see Item 6 herein.

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Item 6. Shareholder Information.

(a) Pricing of Interests in the Master LLC.

The amortized cost method is used in calculating each Master Funds net assets value, meaning that the calculation is based on a valuation of the assets held by each Master Fund at cost, with adjustments for any discounts or premiums on a security at the time of purchase. The net asset value of each Master Fund is the offering price. Shares are also redeemed at their net asset value. The net asset value per share for purposes of pricing orders for both the purchase and the redemption of Master Fund shares is determined daily on days that the Exchange or the Federal Reserve is open for business (except for Good Friday, Columbus Day and Veterans Day) and the bond markets are open for trading (“business day”). On any day the Exchange closes early and/or the Bond Market Association (“BMA”) recommends an early close, the time for determination of net asset value of the Master Fund will be 15 minutes following the time that each Master Fund determines, in its discretion, to cease accepting orders for purchases and redemptions of shares. On any business day that the Exchange does not close early and/or the BMA does not recommend that the securities markets close early, net asset value is determined as of 5:00 p.m. (Boston time) for the Premier Institutional, Institutional and Government Portfolios, and as of 4:00 p.m. (Boston time) for the Institutional Tax-Exempt Portfolio and the Treasury Portfolio.

Expenses, including the fee payable to the Investment Adviser are accrued daily. Each investor in a Master Fund may add to or reduce its investment in the Master Fund on every business day. The value of each investor’s interest in a Master Fund will be determined by multiplying the net asset value of the Master Fund by the percentage, effective for that day, that represents the investor’s share of the aggregate interests in the Master Fund. Any additions or withdrawals to be effected on that day will then be effected. The investor’s percentage of the aggregate interests in the Master Fund will then be recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor’s investment in the Master Fund as of the time of determination on such day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor’s investment in the Master Fund effected on such day, and (ii) the denominator of which is the aggregate net asset value of the Master Fund as of such time on such day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Master Fund by all investors in the Master Fund. The percentage so determined will then be applied to determine the value of the investor’s interest in the Master Fund on the next determination of net asset value of the Master Fund.
(b) Purchase of Limited Liability Company Interests in the Master LLC.

Interests in the Master LLC are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act. Investments in the Master LLC may only be made by a limited number of institutional investors, including investment companies, common or commingled trust funds, group trusts, and certain other “accredited investors” within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the 1933 Act.

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There is no minimum initial or subsequent investment in a Master Fund. However, because each Master Fund intends to be as fully invested at all times as is reasonably consistent with its investment objectives and policies in order to enhance the return on its assets, investments by a Feeder Fund must be made in federal funds (i.e., monies credited to the account of the Master LLC’s custodian bank by a Federal Reserve Bank).

The Master LLC reserves the right to stop accepting investments from any Feeder Fund or to reject any investment order.

(c) Redemption of Interests in the Master LLC.

A Feeder Fund may withdraw all or any portion of its investment in the corresponding Master Fund on any business day at the net asset value next determined after a withdrawal request in proper form is furnished by the investor to the Master LLC. When a request is received in proper form, the Master LLC will redeem a Feeder Fund’s interests at the next determined net asset value. The Master LLC will make payment for all interests redeemed within seven days after receipt by the Master LLC of a redemption request in proper form, except as provided by the rules of the Commission. The right of a Feeder Fund to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the NYSE is closed (other than weekends or holidays) or trading on the NYSE is restricted, or, to the extent otherwise permitted by the Investment Company Act, if an emergency exists. Investments in the Master LLC may not be transferred.
(d) Dividends and Distributions. Not Applicable.

(e) Frequent Purchase and Redemption of Master LLC Interests

The Master LLC does not offer its interests for sale to the general public, nor does it offer an exchange privilege. In addition, because of the nature of the Feeder Funds and their shareholders no Master Fund should be adversely affected by short-term trading in shares of a Feeder Fund. For this reason, the Board of Trustees has not adopted specific policies for the Trust to prevent short-term trading. See “Your Account—How to Buy, Sell and Transfer Shares—Short-Term Trading” in Part A of the Merrill Lynch Registration Statement for more information.

(f) Tax Consequences.

The Master LLC intends to operate as a partnership for Federal income tax purposes. Accordingly, the Master LLC will not be subject to any federal income tax. Based upon the status of the Master LLC as a partnership, a Feeder Fund will take into account its share of the corresponding Master Fund’s ordinary income, capital gains, losses, deductions and credits in determining its income tax liability. The determination of a Feeder Fund’s share of the corresponding Master Fund’s ordinary income, capital gains, losses, deductions and credits will be made in accordance with the Code.

Item 7. Distribution Arrangements.

(a) Sales Loads. Not Applicable.

(b) 12b-1 Fees. Not Applicable.

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(c) Multiple Class and Master/Feeder Funds.

The Master LLC is part of a master/feeder structure. Members of the general public may not purchase interests in the Master LLC. However, the Master LLC may sell interests to other affiliated and non-affiliated investment companies and/or institutional investors. Each Feeder Fund acquires an indirect interest in the securities owned by the corresponding Master Fund and will pay a proportionate share of the Master Fund’s expenses. A Feeder Fund is not required to sell its shares to the public at the same price as another Feeder Fund. Feeder Funds may have different sales commissions and operating expenses. These different sales commissions and operating expenses may result in differences in returns among the Feeder Funds.

The Directors of the Master LLC believe that the “master/feeder” fund structure may enable the Master LLC to reduce costs through economies of scale. A larger investment portfolio for each Master Fund may reduce certain transaction costs to the extent that contributions to and redemptions from the Master Fund’s portfolio by the various Feeder Funds may offset each other and produce a lower net cash flow.

A Feeder Fund’s investment in the corresponding Master Fund may, however, be adversely affected by the actions of other Feeder Funds. For example, if a large Feeder Fund reduces its investment in a Master Fund or withdraws from a Master Fund, the remaining Feeder Funds may bear higher pro rata operating expenses. However, this possibility also exists for traditionally structured funds with large investors. A Feeder Fund might also withdraw from the corresponding Master Fund if the Master Fund voted to change its investment objective, policies or limitations in a manner not acceptable to the Directors or Trustees of that Feeder Fund. The withdrawal of all of a Feeder Fund’s assets from the corresponding Master Fund may affect the investment performance of the Feeder Fund and the Master Fund.

The Master LLC normally will not hold meetings of investors except as required by the Investment Company Act. Each Feeder Fund will be entitled to vote in proportion to its interest in the corresponding Master Fund. When a Feeder Fund is requested to vote on matters pertaining to the corresponding Master Fund, the Feeder Fund will hold a meeting of its shareholders and will vote its interest in the Master Fund proportionately to the voting instructions received from the shareholders of the Feeder Fund. For more information about the “master/feeder” structure, please see Part A of the Merrill Lynch Registration Statement under “Master/Feeder Structure.”

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PART B

August 28, 2007
Master Institutional Money Market LLC

Item 9. Cover Page and Table of Contents.

This Part B, which is not a prospectus, supplements and should be read in conjunction with the current Part A of Master Institutional Money Market LLC (the “Master LLC”), dated August 28, 2007, as it may be amended from time to time (the “Master LLC’s Part A”). To obtain a copy of this Registration Statement, please call the Master LLC at 617-342-1600, or write to the Master LLC at One Financial Center, Boston, Massachusetts 02111. The Master LLC’s Part A is incorporated herein by reference into this Part B and this Part B is incorporated by reference into the Master LLC’s Part A.

As permitted by General Instruction D to Form N-1A, responses to certain Items required to be included in Part B of this Registration Statement are incorporated herein by reference to Post-Effective Amendment No. 32 of the Registration Statement on Form N-1A (Securities Act File No. 33-14190 and Investment Company Act File No. 811-05149) of Merrill Lynch Funds for Institutions Series (the “Trust”), as filed with the Securities and Exchange Commission (the “Commission”) dated August 28, 2007, and as may be amended from time to time (the “Merrill Lynch Registration Statement”). Part A of the Merrill Lynch Registration Statement includes the prospectus of the Trust. Part B of the Merrill Lynch Registration Statement includes the statement of additional information of the Trust.

     The Master LLC currently consists of five series — Merrill Lynch Premier Institutional Portfolio (the “Premier Institutional Portfolio”), Merrill Lynch Institutional Portfolio (the “Institutional Portfolio”), Merrill Lynch Government Portfolio (the “Government Portfolio”), Merrill Lynch Treasury Portfolio (the “Treasury Portfolio”) and Merrill Lynch Institutional Tax-Exempt Portfolio (the “Tax-Exempt Portfolio”) (each, a “Master Fund”).

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The Master LLC is part of a “master/feeder” structure. The Trust consists of six series — Merrill Lynch Premier Institutional Fund (the “Premier Institutional Fund”), Merrill Lynch Institutional Fund (the “Institutional Fund”), Merrill Lynch Select Institutional Fund (the “Select Institutional Fund”), Merrill Lynch Government Fund (the “Government Fund”), Merrill Lynch Treasury Fund (the “Treasury Fund”) and Merrill Lynch Institutional Tax-Exempt Fund (the “Institutional Tax-Exempt Fund”). Each of the Premier Institutional Fund, Institutional Fund, Select Institutional Fund and Institutional Tax-Exempt Fund invests all of its assets in interests of the corresponding series of the Master LLC. The Trust currently is the only feeder fund that invests in the Master LLC. The Trust and any other feeder fund that may invest in the Master LLC are referred to herein as “Feeder Funds.”

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Item 10. LLC History.

     The Master LLC is an open-end management investment company organized as a Delaware limited liability company. Between October 12, 2001 (the date of first organization) and June 15, 2007, the Master LLC was organized as a statutory trust under the laws of the State of Delaware. Beneficial interests in the Master Trust are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Regulation D under the 1933 Act. Investments in the Master LLC may be made only by investment companies or certain other entities that are “accredited investors” within the meaning of Regulation D under the 1933 Act.

Item 11. Description of the Master LLC and Its Investments and Risks.

The following information supplements and should be read in conjunction with Item 4 of the Master LLC’s Part A.

Information relating to the fundamental investment restrictions and the non-fundamental investment policies and restrictions of each Master Fund, the types of securities purchased by each Master Fund, the investment techniques used by each Master Fund, and certain risks relating thereto, as well as other information relating to each Master Fund’s investment programs, is incorporated herein by reference to the section entitled “Investment Objectives and Policies” in Part B of the Merrill Lynch Registration Statement.

Information on the Master LLC’s policies and procedures with respect to the selective disclosure of the Master Fund’s portfolio holdings is incorporated herein by reference to the section entitled “Management and Other Service Arrangements—Selective Disclosure of Portfolio Holdings” in Part B of the Merrill Lynch Registration Statement.

Item 12. Management of the Master LLC.

(a) Management Information

The Directors of the Master LLC consist of five individuals, four of whom are not “interested persons” of the Master LLC as defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”). The same individuals serve as Trustees of the Trust and are sometimes referred to herein as the “non-interested Trustees.” The Directors of the Master LLC are responsible for the oversight of the operations of the Master LLC and perform the various duties imposed on the directors of investment companies by the Investment Company Act.

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Biographical Information

Certain biographical and other information relating to the non-interested Directors of the Master LLC is set forth below, including their ages, their principal occupations for at least the last five years, the length of time served, the total number of investment companies overseen in the complex of funds advised by the Investment Adviser or its affiliates (“BlackRock-advised funds”) and any public directorships:

Name, Address* & Age of Director	Position(s) Held with Master LLC	Term of Office** and Length of Time Served	Principal Occupation(s) During Past 5 Years	Number of BlackRock- Advised Funds and Portfolios Overseen	Other Directorships held by Director
DAVID O. BEIM (67)***	Director	Director since 2002	Professor of Finance and Economics at the Columbia University Graduate School of Business since 1991; Chairman of Outward Bound U.S.A. from 1997 to 2001; Chairman of Wave Hill, Inc., from 1990 to 2006; Trustee of Phillips Exeter Academy from 2002 to present.	17 registered investment companies consisting of 24 portfolios	None

JAMES T. FLYNN (67)	Director	Director since 2001	Chief Financial Officer of J.P. Morgan & Co., Inc. from 1990 to 1995 and an employee of J.P. Morgan in various capacities from 1967 to 1995.	17 registered investment companies consisting of 24 portfolios	None

W. CARL KESTER (55)	Director	Director since 2001	Deputy Dean for Academic Affairs, Howard Business School since 2006; Mizuho Financial Group, Professor of Finance, Harvard Business School; Unit Head, Finance from 2005 to 2006; Senior Associate Dean and Chairman of the MBA Program of Harvard Business School, 1999 to 2005, Member of the faculty of Harvard Business School since 1981; Independent Consultant since 1978.	17 registered investment companies consisting of 24 portfolios	None

20

Name, Address* & Age of Director	Position(s) Held with Master LLC	Term of Office** and Length of Time Served	Principal Occupation(s) During Past 5 Years	Number of BlackRock- Advised Funds and Portfolios Overseen	Other Directorships held by Director
KAREN P. ROBARDS (57)****	Director	Director since 2002	Director of Care Invesment Trust, Inc. a healthcare REIT, since 2007; Partner of Robards & Company LLC., a financial advisory firm since 1987: formerly an investment banker with Morgan Stanley for more than ten years: Director of Enable Medical Corp. from 1996 to 2005; Director of AtriCure, Inc. since 2000; Director of the Cooke Center for Learning and Development, a not-for-profit organization, since 1987.	17 registered investment companies consisting of 24 portfolios	AtriCure, Inc. (medical device)

*	The address of each non-interested Director is P.O. Box 9095, Princeton, New Jersey 08543-9095.
**	Each Director serves until his or her successor is elected and qualified, until December 31 of the year in which he or she turns 72, or until his or her death, resignation, or removal as provided in the Master LLC’s by-laws or charter or by statute.
***	Chairman of Audit Committee.
****	Chair of the Board of Directors.
Certain biographical and other information relating to the Director who is an “interested person” of the Master LLC as defined in the Investment Company Act (the “Interested Director”) and to the other officers of the Master LLC is set forth below, including their ages, their principal occupations for at least the last five years, the length of time served, the total number of BlackRock-advised funds overseen and any public directorships held:

Name, Address & Age	Position(s) Held with Master LLC	Term of Office† and Length of Time Served	Principal Occupation(s) During Past 5 Years	Number of BlackRock- Advised Funds and Portfolios Overseen	Public Directorships
ROBERT C. DOLL, JR. (53)*††	President and Director	President and Director since 2005**	Vice Chairman and Director of BlackRock, Inc., Global Chief Investment Officer for Equities, Chairman of the BlackRock Retail Operating Committee, and member of the BlackRock Executive Committee since 2006; President of the funds advised by Merrill Lynch Investment Managers, L.P. (“MLIM”) and its affiliates (“MLIM/FAM-advised funds”) from 2005 to 2006 and Chief Investment Officer thereof from 2001 to 2006; President of MLIM and Fund Asset Management, L.P. (“FAM”) from 2001 to 2006; Co-Head (Americas Region) thereof from 2000 to 2001 and Senior Vice President from 1999 to 2001; President and Director of Princeton Services, Inc. (“Princeton Services”) and President of Princeton Administrators, L.P. (“Princeton Administrators”) from 2001 to 2006; Chief Investment Officer of OppenheimerFunds, Inc. in 1999 and Executive Vice President thereof from 1991 to 1999.	120 registered investment companies consisting of 161 portfolios	None

WILLIAM M. BREEN (52)†††	Treasurer	Treasurer since 2001	Vice President of BlackRock since 2006; Vice President of MLIM from 1993 to 2006 and Vice President of FAM Distributors, Inc. (“FAMD") since 1990.	2 registered investment companies consisting of 5 portfolios	None

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Name, Address & Age of Director	Position(s) Held with Master LLC	Term of Office† and Length of Time Served	Principal Occupation(s) During Past 5 Years	Number of BlackRock- Advised Funds and Portfolios Overseen	Other Public Directorships
BARRY F.X. SMITH (42)†††	Senior Vice President	Senior Vice President since 2001	Managing Director of BlackRock since 2006; Managing Director of MLIM from 2001 to 2006; Director of MLIM from 1999 to 2001; Vice President of MLIM from 1996 to 1999; Employee of FAMD since 1987.	2 registered investment companies consisting of 5 portfolios	None

DONALD C. BURKE (47)*	Vice President	Vice President since 2001	Managing Director of BlackRock, Inc. since 2006; Managing Director of Merrill Lynch Investment Managers, L.P. and Fund Asset Management, L.P. in 2006; First Vice President of MLIM and FAM from 1997 to 2005 and Treasurer thereof from 1999 to 2006; Vice President of MLIM and FAM from 1990 to 1997.	258 registered investment companies consisting of 574 portfolios	None

KAREN CLARK (42)	Chief Compliance Officer	Chief Compliance Officer since 2007	Managing Director of BlackRock, Inc. and Chief Compliance Officer of certain BlackRock-advised funds since 2007; Director of BlackRock, Inc. from 2005 to 2007; Principal and Senior Compliance Officer, State Street Global Advisors, from 2001 to 2005; Principal Consultant, PricewaterhouseCoopers, LLP from 1998 to 2001; and Branch Chief, Division of Investment Management and Office of Compliance Inspections and Examinations, U.S. Securities and Exchange Commission, from 1993 to 1998.	121 registered investment companies consisting of 161 portfolios	None

ALICE A. PELLEGRINO (47)*	Secretary	Secretary since 2004	Director of BlackRock, Inc. since 2006; Director (Legal Advisory) of MLIM from 2002 to 2006; Vice President of MLIM from 1999 to 2002; Attorney associated with MLIM from 1997 to 1999; Secretary of MLIM, FAM, FAM Distributors, Inc. (“FAMD”) and Princeton Services from 2004 to 2006.	120 registered investment companies consisting of 161 portfolios	None

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*	The address of each officer is P.O. Box 9011, Princeton, New Jersey 08543-9011.
**	As a Director, Mr. Doll serves until his successor is elected and qualified, until December 31 of the year in which he turns 72, or until his death, resignation or removal as provided in the Master LLC’s by-laws or charter or by statute.
†	Elected by and serves at the pleasure of the Board of Directors of the Master LLC.
††	Mr. Doll is an “interested person,” as defined in the Investment Company Act based on his positions with BlackRock, Inc. and its affiliates.
†††	The address of each officer is One Financial Center, 23rd Floor, Boston, Massachusetts 02111.

(b) Board of Directors

Each non-interested Director is a member of the Master LLC’s Audit Committee (the “Audit Committee”). The principal responsibilities of the Audit Committee are the appointment, compensation, retention and oversight of the Master LLC’s independent registered public accounting firm, including the resolution of disagreements regarding financial reporting between Master LLC management and such independent registered public accounting firm. The Audit Committee’s responsibilities include, without limitation, to (i) review with the independent registered public accounting firm the arrangements for and scope of annual and special audits and any other services provided by the independent registered public accounting firm to the Master LLC; (ii) review with the independent registered public accounting firm any audit problems or difficulties encountered during or related to the conduct of the audit; (iii) ensure that the independent registered public accounting firm submits on a periodic basis a formal written statement with respect to their independence, discuss with the independent registered public accounting firm any relationships or services that may impact the objectivity and independence of the Master LLC’s independent registered public accounting firm; and (iv) consider information and comments of the independent registered public accounting firm with respect to the Master LLC’s accounting and financial reporting policies, procedures and internal control over financial reporting and Trust management’s responses thereto. The Board of the Master LLC has adopted a written charter for the Audit Committee. The Audit Committee has retained independent legal counsel to assist it in connection with these duties. The Audit Committee met four times during the fiscal year ending April 30, 2007.

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Each non-interested Directors is also a member of the Master LLC’s Nominating Committee. The principal responsibilities of the Nominating Committee are to identify individuals qualified to serve as non-interested Directors of the Master LLC and to recommend its nominees for consideration by the full Board. While the Nominating Committee is solely responsible for the selection and nomination of the Master LLC’s non-interested Directors, the Nominating Committee may consider nominations for the office of Trustee made by Feeder Fund shareholders or interest holders of the Master LLC as it deems appropriate. Feeder Fund shareholders or Master LLC interest holders who wish to recommend a nominee should send nominations to the Secretary of the Master LLC that include biographical information and set forth the qualifications of the proposed nominee. The Nominating Committee did not meet during the Master LLC’s fiscal year ended April 30, 2007.

Share Ownership. Information relating to each Director’s share ownership in the Master LLC and in all registered funds in the BlackRock-advised funds that are overseen by the respective Director (“Supervised Funds”) as of December 31, 2006 is set forth in the chart below.

Name	Aggregate Dollar Range of Equity Securities in the Master LLC*	Aggregate Dollar Range of Equity Securities in All Supervised Funds
Interested Director
Robert C. Doll, Jr.	N/A	over $100,000
Non-Interested Directors:
David O. Beim	N/A	over $100,000
James T. Flynn	N/A	over $100,000
W. Carl Kester	N/A	over $100,000
Karen P. Robards	N/A	over $100,000

*	The Master Trust does not offer its interests for sale to the public.

As of August 20, 2007, the Directors and officers as a group owned an aggregate of less than 1% of the outstanding shares of each Master Fund. As of June 30, 2007, none of the non-interested Directors or their immediate family members owned beneficially or of record any securities in affiliates of the Investment Adviser.

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(c) Compensation of Directors

Each non-interested Director receives an aggregate annual retainer of $112,750 for his or her services to BlackRock-advised funds, including the Feeder Funds and the Trust. The portion of the annual retainer allocated to each BlackRock-advised fund is determined quarterly based, in general, on the relative net assets of each such Fund. In addition, each non-interested Director receives a fee per in-person Board and in-person Audit Committee meeting attended. The aggregate annual per meeting fees paid to each non-interested Director total $48,000 for all BlackRock-advised funds for which the Director serves and are allocated equally among those funds. The Chairman of the Board of Directors receives an additional annual retainer in the amount of $40,000 and the Chair of the Audit Committee receives an additional annual retainer in the amount of $10,000, each of which is paid quarterly and allocated to each BlackRock-advised fund for which such Chairman provides services based on the relative net assets of the fund.

The following table shows the compensation earned by the non-interested Trustees/Directors for the Trust’s Master LLC’s fiscal year ended April 30, 2007 and the aggregate compensation paid to them from all BlackRock-advised funds, for the calendar year ended December 31, 2006.

Director/Trustee	Compensation from Trust/ Master LLC	Pension or Retirement Benefits Accrued as Part of Trust/ Master LLC Expense	Aggregate Compensation from Trust/Master LLC and other BlackRock- Advised Funds(1)
David O. Beim(2)	$55,000	None	$186,083
James T. Flynn	$50,000	None	$176,083
W. Carl Kester	$50,000	None	$176,083
Karen P. Robards(3)	$70,000	None	$216,083

(1)	For the number of BlackRock-advised funds from which each Trustee/Director receives compensation, see the table beginning on p. 20.
(2)	Chairman of the Audit Committee.
(3)	Chair of the Board.

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(d) Sales Loads. Not Applicable.

     (e) Code of Ethics.   The Trust, the Master LLC, the Investment Adviser, the Sub-Adviser and each of FAM Distributors, Inc. and BlackRock Distributors, Inc. (the “Distributors”) each has adopted a Code of Ethics pursuant to Rule 17j-1 under the Investment Company Act. The Code of Ethics establishes procedures for personal investing and restricts certain transactions. Employees subject to the Code of Ethics may invest in securities for their personal investment accounts, including securities that may be purchased or held by a Feeder Fund or Master Fund.

(f) Proxy Voting Policies. Information relating to the Master LLC’s proxy voting policies is incorporated by reference to the section entitled “Proxy Voting Policies and Procedures” in Part B of the Merrill Lynch Registration Statement.

Item 13. Control Persons and Principal Holders of Securities.

As of August 20, 2007, Merrill Lynch Funds for Institutions Series owned 100% of the beneficial interests in the Master LLC.

Item 14. Investment Advisory and Other Services.

The following information supplements and should be read in conjunction with Item 5 in the Master LLC’s Part A.

Information relating to the investment management and other services provided to the Master LLC or on behalf of the Master LLC is incorporated herein by reference from the section entitled “Investment Advisory Arrangements — Applicable to the Premier Institutional Fund, the Institutional Fund and the Institutional Tax-Exempt Fund only” in Part B of the Merrill Lynch Registration Statement. The following list identifies the specific sections and sub-sections in Part B of the Merrill Lynch Registration Statement under which the information required by Item 14 of Form N-1A may be found. Each listed section is incorporated herein by reference.

Form N-1A Item No.	Sections Incorporated by Reference from Part B of the Merrill Lynch Registration Statement
Item 14(a)	Investment Advisory Arrangements
Item 14(c)	Investment Advisory Arrangements
Item 14(d)	Investment Advisory Arrangements
Item 14(e)	Not Applicable
Item 14(f)	Not Applicable
Item 14(g)	Not Applicable
Item 14(h)	General Information

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Each of FAM Distributors, Inc. (“FAMD”), One Financial Center, 23rd Floor, Boston, Massachusetts 02111, and BlackRock Distributors, Inc. (“BDI”), 760 Moore Road, King of Prussia, Pennsylvania, 19406, an affiliate of the Investment Adviser, acts as placement agent for the Master LLC pursuant to a placement agent agreement (each, a “Placement Agent Agreement”). Under the Placement Agent Agreements, FAMD and BDI receive no compensation for acting as placement agent for the Master LLC.

Item 15. Portfolio Managers.

Not Applicable.

Item 16. Brokerage Allocation and Other Practices.

Information relating to portfolio turnover and brokerage allocation for or on behalf of the Master LLC is incorporated herein by reference from the section entitled “Portfolio Transactions” in Part B of the Merrill Lynch Registration Statement.

Item 17. Capital Stock and Other Securities.

The following information supplements and should be read in conjunction with Item 5(b) and Item 6 in the Master LLC’s Part A. Under the limited liability company agreement, the Directors are authorized to issue interests in the Master LLC. Upon liquidation of a Master Fund, Feeder Funds would be entitled to share in the assets of such Master Fund that are available for distribution in proportion to their investment in such Master Fund.

Effective June 15, 2007, the Master LLC is organized as a Delaware limited liability company. Prior to June 15, 2007, the Master LLC was organized as a Delaware statutory trust. Each Feeder Fund is entitled to a vote in proportion to its investment in the corresponding Master Fund. Each Feeder Fund will participate in the earnings, dividends and assets of the corresponding Master Fund in accordance with its pro rata interest in the corresponding Master Fund. The Master LLC will not issue share certificates.

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Each investor is entitled to a vote, with respect to matters affecting the Master LLC, in proportion to the amount of its investment in the Master LLC. Investors in the Master LLC do not have cumulative voting rights, and investors holding more than 50% of the aggregate interests in the Master LLC may elect all of the Directors of the Master LLC if they choose to do so and in such event the other investors in the Master LLC would not be able to elect any Directors. The Master LLC is not required to hold annual meetings of investors but the Master LLC will hold special meetings of investors when in the judgment of the Master LLC’s Directors it is necessary or desirable to submit matters for an investor vote. The Directors may elect to terminate the Master LLC without a vote of the interest holders.

Item 18. Purchase, Redemption and Pricing of Securities.

The following information supplements and should be read in conjunction with Item 6 and Item 7 in the Master LLC’s Part A.
(a) Purchase of Interests in the Master LLC.

The principal asset of each of the Premier Institutional Fund, the Institutional Fund and the Tax-Exempt Fund is its interest in the corresponding Master Fund, which will be valued at its net asset value. The net asset value per share for purposes of pricing orders for both the purchase and the redemption of Master Fund shares is determined daily on days that the New York Stock Exchange (the “Exchange”) or the Federal Reserve is open for business (except for Good Friday, Columbus Day and Veterans Day) and the bond market is open for trading (“business day”). On any business day the Exchange closes early and/or the BMA recommends an early close, the time for determination of net asset value of the Master Funds will be 15 minutes following the time that each Master Fund determines, in its discretion, to cease accepting orders for purchases and redemptions of shares. On any business day that the Exchange does not close early and/or the BMA does not recommend that the securities markets close early, net asset value is determined as of 5:00 p.m. (Boston time) for the Premier Institutional Portfolio, Institutional Portfolio and Government Portfolio, and as of 4:00 p.m. (Boston time) for the Institutional Tax-Exempt Portfolio and the Treasury Portfolio.

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The net asset value of each Master Fund is determined pursuant to the amortized cost method, meaning that the calculation of each meaning that the calculation of each Master Fund’s net asset value is based on a valuation of the portfolio securities held by the Master Fund at cost, and thereafter assuming a constant amortization to maturity of any discount or premium, regardless of the impact of fluctuating interest rates on the market value of the security.

Interests in the Master LLC are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act. Investments in the Master LLC may only be made by a limited number of institutional investors, including investment companies, common or commingled trust funds, group trusts, and certain other “accredited investors” within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the 1933 Act.

There is no minimum initial or subsequent investment in the Master LLC. However, because each Master Fund intends to be as fully invested at all times as is reasonably consistent with its investment objectives and policies in order to enhance the return on its assets, investments by a Feeder Fund must be made in Federal funds (i.e., monies credited to the account of the Master LLC’s custodian bank by a Federal Reserve Bank).

The Master LLC reserves the right to stop accepting investments from any Feeder Fund or to reject any investment order.

A Feeder Fund may withdraw all or any portion of its investment in the corresponding Master Fund on any business day at the net asset value next determined after a withdrawal request in proper form is furnished by the investor to the Master LLC. When a request is received in proper form, the Master LLC will redeem a Feeder Fund’s interests at the next determined net asset value. The Master LLC will make payment for all interests redeemed within seven days after receipt by the Master LLC of a redemption request in proper form, except as provided by the rules of the Commission. The right of a Feeder Fund to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which both the NYSE and the Federal Reserve are closed (other than weekends or holidays) or trading on the NYSE is restricted, or, to the extent otherwise permitted by the Investment Company Act, if an emergency exists. Investments in the Master LLC may not be transferred.

(b) Fund Reorganizations. Not applicable.

(c) Offering Price. Not Applicable.

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Item 19. Taxation of the Master LLC.

The Master LLC is treated as a partnership under the Internal Revenue Code of 1986, as amended (the “Code”), and, thus, is not subject to federal income tax. Based upon the status of the Master LLC as a partnership, each investor in the Master LLC takes into account its share of the Master LLC’s ordinary income, capital gain, losses, deductions and credits in determining its income tax liability. The determination of such share is made in accordance with the Code and Treasury regulations promulgated thereunder.

The Master LLC’s taxable year-end is April 30. Although the Master LLC will not be subject to Federal income tax, it will file appropriate Federal income tax returns.

It is intended that each Master Fund’s assets, income and distributions will be managed in such a way that an investor in the Master Fund will be able to satisfy the requirements of Subchapter M of the Code for qualification as a regulated investment company (“RIC”), assuming that the investor invested all of its investable assets in the Master Fund. Any prospective Feeder Fund which is a RIC agrees that, for purposes of determining its required distribution under Code Section 4982(a), it will account for its share of items of income, gain, loss, deduction and credit of the corresponding Master Fund as they are taken into account by the Master Fund.

Premier Institutional Portfolio, Institutional Portfolio, Government Portfolio and Treasury Portfolio: Dividends will be taxable to shareholders of the Premier Institutional Portfolio, Institutional Portfolio, Government Portfolio and Treasury Portfolio as ordinary income, except for (a) such portions as may exceed a shareholder’s ratable share of the applicable Master Fund’s earnings and profits as determined for tax purposes (which may differ from net income for book purposes), which excess will be applied against and reduce the shareholder’s cost or other tax basis for his shares and (b) amounts representing dividends of realized net long-term capital gains, if any. If the amount described in (a) above were to exceed the shareholder’s cost or other tax basis for its shares, the excess over such basis would be treated as gain from the sale or exchange of such shares. Dividends are taxable as described herein, whether received in cash or reinvested in additional shares of the applicable Master Fund.

Tax-Exempt Portfolio: The Tax-Exempt Portfolio has elected to qualify to pay “exempt-interest” dividends as defined in Section 852(b)(5) of the Code. To the extent that the dividends distributed to any of the Tax-Exempt Portfolio’s interest holders are derived from interest income excludable from gross income for Federal income tax purposes under Code Section 103(a) and are properly designated as exempt-interest dividends, they will be excludable from a shareholder’s gross income for Federal income tax purposes. Exempt-interest dividends are included, however, in determining the portion, if any, of a shareholder’s social security benefits and railroad retirement benefits subject to Federal income taxes. Interest on indebtedness incurred or continued to purchase or carry shares of RICs paying exempt-interest dividends, such as the Tax-Exempt Portfolio, will not be deductible by a shareholder for Federal income tax purposes to the extent attributable to exempt-interest dividends. Shareholders are advised to consult their tax advisers with respect to whether exempt-interest dividends retain the exclusion under Code Section 103(a) if a shareholder would be treated as a “substantial user” or “related person” under Code Section 147(a) with respect to property financed with the proceeds of an issue of private activity bonds, if any, held by the Tax-Exempt Portfolio.

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All or a portion of the Tax-Exempt Portfolio’s gain from the sale or redemption of tax-exempt obligations purchased at a market discount will be treated as ordinary income rather than capital gain. This rule may increase the amount of ordinary income dividends received by shareholders. Any loss upon the sale or exchange of Portfolio shares held for six months or less will be disallowed to the extent of any exempt-interest dividends received on such shares by a shareholder. In addition, any such loss that is not disallowed under the rule stated above will be treated as long-term capital loss to the extent of any capital gain dividends received on such shares by a shareholder.

The Code subjects interest received on certain otherwise tax-exempt securities to a Federal alternative minimum tax. The Federal alternative minimum tax applies to interest received on certain private activity bonds issued after August 7, 1986. Private activity bonds are bonds which, although tax-exempt, are used for purposes other than those generally performed by governmental units and which benefit non-governmental entities (e.g., bonds used for industrial development or housing purposes). Income received on such bonds is classified as an item of “tax preference,” which could subject certain investors in such bonds, including shareholders of the Tax-Exempt Portfolio, to a Federal alternative minimum tax. The Tax-Exempt Portfolio will purchase such private activity bonds and will report to shareholders within 60 days after calendar year-end the portion of its dividends declared during the year which constitutes an item of tax preference for alternative minimum tax purposes. The Code further provides that corporations are subject to a Federal alternative minimum tax based, in part, on certain differences between taxable income as adjusted for other tax preferences and the corporation’s “adjusted current earnings,” which more closely reflect a corporation’s economic income. Because an exempt-interest dividend paid by the Tax-Exempt Portfolio will be included in adjusted current earnings, a corporate shareholder may be required to pay alternative minimum tax on exempt-interest dividends paid by the Portfolio.

Not later than 60 days after the end of each fiscal year of the Tax-Exempt Portfolio, the Tax-Exempt Portfolio will send to its shareholders the written notice required by the Code designating the amount of its dividends that constitutes exempt-interest dividends, the amount of the dividends which is ordinary taxable income and the amount of dividends which is taxable to shareholders as long-term capital gain.

The Code requires that every person required to file a tax return must disclose on that return the amount of exempt-interest dividends received from the Tax-Exempt Portfolio during the taxable year. The disclosure of this amount is for informational purposes only. In addition, the Code provides that with respect to a shareholder who receives exempt-interest dividends on shares held for less than six months, any loss on the sale or exchange of such shares will, to the extent of the amount of such exempt-interest dividends, be disallowed.

Depending upon the extent of the Tax-Exempt Portfolio’s activities in those states and localities in which its offices are maintained or in which its agents or independent contractors are located, the Tax-Exempt Portfolio may be subject to the tax laws of such states or localities. In addition, the exemption of interest income for Federal income tax purposes does not necessarily result in exemption under the income or other tax laws of any state or local taxing authority. The laws of individual states and local taxing authorities vary with respect to the taxation of such interest income, and each holder of shares of the Tax-Exempt Portfolio is advised to consult his own tax adviser in that regard. The Tax-Exempt Portfolio will report annually the percentage of interest income it received during the preceding year on tax-exempt obligations, indicating, on a state-by-state basis, the source of such income. Under state or local law, dividends of net investment income may be taxable to shareholders as dividend income even though a portion of such dividends may be derived from interest on U.S. Government obligations which, if realized directly, would be exempt from such income taxes. Shareholders are advised to consult their tax advisers concerning the application of state and local taxes.

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Each Master Fund is to be managed in compliance with the provisions of the Code applicable to RICs as though such requirements were applied at the Master Fund level. Thus, consistent with its investment objectives, each Master Fund will meet the income and diversification of assets tests of the Code applicable to RICs.

The Code requires a RIC to pay a nondeductible 4% excise tax to the extent that the RIC does not distribute during each calendar year 98% of its ordinary income, determined on a calendar year basis, and 98% of its net capital gain, determined, in general, on an October 31 year-end basis plus certain undistributed amounts from previous years. The Trust intends to distribute its income and capital gains to its RIC investors so as to enable such RICs to minimize imposition of the 4% excise tax. There can be no assurance that sufficient amounts of a Master Fund’s taxable income and capital gains will be distributed to avoid entirely the imposition of the tax on RIC investors. In such event, a RIC investor will be liable for the tax only on the amount by which it does not meet the foregoing distribution requirements.

Investors are advised to consult their own tax advisers as to the tax consequences of an investment in the Master LLC.

Item 20. Underwriters.

FAMD, One Financial Center, 23rd Floor, Boston, Massachusetts 02111, and BDI, 760 Moore Road, King Prussia, Pennsylvania, 19406, an affiliate of the Investment Adviser, acts as a placement agent for the Master LLC pursuant to a Placement Agent Agreement. Under the Placement Agent Agreements, FAMD and BDI receive no compensation for acting as placement agent for the Master LLC.
Item 21. Calculation of Performance Data.

Not Applicable.

Item 22. Financial Statements.

The audited financial statements of the Master LLC, including the report of the independent registered public accounting firm, are incorporated into this Part B by reference to the 2007 Annual Report of Merrill Lynch Funds for Institutions Series. You may request copies of the Annual Report at no charge by calling 1-617-342-1600 between 8:30 a.m. and 6:00 p.m. Eastern time, Monday to Friday.

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PART C. OTHER INFORMATION

Item 23. Exhibits.

Exhibit Number
1	(a)	—	Certificate of Trust.(a)
	(b)	—	Amendment to Certificate of Trust.(a)
	(c)	—	Amended and Restated Declaration of Trust.(a)
	(d)	—	Certificate of Conversion Converting Master Institutional Money Market Trust to Master Institutional Money Market LLC (the “Registrant”), dated June 15, 2007.*
	(e)	—	Certificate of Formation of the Registrant, dated June 15, 2007.*
	(f)	—	Limited Liability Agreement of the Registrant, dated June 15, 2007.*
2		—	By-Laws of the Registrant, dated June 15, 2007.*
3		—	Portions of the Amended and Restated Declaration of Trust and By-Laws of the Registrant defining the rights of holders of interests in the Registrant.(b)
4	(a)	—	Form of Investment Advisory Agreement between the Registrant and BlackRock Advisors, LLC.*
	(b)	—	Form of Sub-Advisory Agreement between BlackRock Advisors, LLC and BlackRock Institutional Management Corporation.*
5		—	Omitted pursuant to Paragraph 2(b) of Instruction B of the General Instructions to Form N-1A.
6		—	None.
7		—	Form of Custody Agreement between the Registrant and State Street Bank and Trust Company.(d)
8	(a)	—	Form of Placement Agency Agreement between the Registrant and FAM Distributors, Inc.(“FAMD”).*
	(b)	—	Subscription Agreement for the acquisition of an interest in the Registrant.(a)
	(c)	—	Securities Lending Agency Agreement between QA Advisers LLC (now BlackRock Investment Management, LLC) and the Registrant dated August 10, 2001.(c)
	(d)	—	Form of Placement Agency Agreement between the Registrant and BlackRock Distributors, Inc. (“BDI”).*
9		—	Opinion and Consent of Counsel.(h)
10		—	None.
11		—	None.
12	(a)	—	Certificate of Merrill Lynch Funds for Institutions Series.(a)
13		—	None.
14		—	None.
15		—	Code of Ethics.(f)
16		—	Power of Attorney.(g)

*	Filed Herewith.
(a)	Incorporated by reference to the Registration Statement on Form N-1A of Master Institutional Money Market Trust (File No. 811-10631) filed on January 11, 2002.
(b)	Reference is made to Article I (Sections 1.1 and 1.2), Article II (Sections 2.2, 2.4 and 2.7), Article III (Sections 3.2, 3.4, 3.8, 3.10, 3.11 and 3.12), Article V (Sections 5.1, 5.2, 5.3, 5.4, 5.5, 5.6, 5.7, 5.8, 5.9 and 5.10), Article VI, Article VII (Sections 7.1 and 7.2), Article VIII (Sections 8.1, 8.3 and 8.6), Article IX, Article X (Sections 10.2, 10.3, 10.4 and 10.5) and Article XI (Sections 11.2, 11.4 and 11.6) of the Registrant’s Declaration of Trust, filed as Exhibit 1(b) to the Registration Statement; the Certificate of Trust, filed as Exhibit 1(a) to the Registration Statement; and Article I, Article III (Sections 3.7 and 3.10) and Article VI (Section 6.2) of the Registrant’s By-Laws, filed as Exhibit 2 to the Registration Statement.
(c)	Incorporated by reference to Exhibit 8(f) to Post-Effective Amendment No. 5 to the Registration Statement on Form N-1A of Merrill Lynch Global Technology Fund, Inc. (File No. 333-48929), filed July 24, 2002.
(d)	Incorporated by reference to Exhibit 7 to Post-Effective Amendment No. 10 to the Registration Statement on Form N-1A of Merrill Lynch Maryland Municipal Bond Fund of Merrill Lynch Multi-State Municipal Series Trust (File No. 33-49873) filed on October 30, 2001.
(e)	Incorporated by reference to Exhibit No. 5 to the Registration Statement on Form N-1A of Merrill Lynch Global Technology Fund (File No. 811-8721), filed on July 24, 2002.
(f)	Incorporated by reference to Exhibit (r) to Post-Effective Amendment No. 15 to the Registration Statement on Form N-1A of BlackRock Senior Floating Rate Fund, Inc. (File No. 333-39837), filed on November 13, 2006.
(g)	Incorporated by reference to Exhibit 16 to Post-Effective Amendment No. 29 to the Registration Statement on Form N-1A of Merrill Lynch Funds for Institutions Series (File No. 33-14190), filed on July 15, 2007.
(h)	Incorporated by reference to the Registration Statement on Form N-1A of Master Institutional Money Market Trust (File No. 811-10631) filed on August 26, 2004.

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Item 24. Persons Controlled By or Under Common Control With The Master LLC.

The Registrant does not control and is not under common control with any other person.

Item 25. Indemnification.

Reference is made to Section 17(h) and (i) of the Investment Company Act of 1940, as amended (the “1940 Act”), and pursuant to Sections 8.2, 8.3 and 8.4, of Article VIII of the Registrant’s Limited Liability Agreement (the “LLC Agreement”) (Exhibit 1(b) to this Registrant Statement), Directors, officers, employees and agents of the Master LLC will be indemnified to the maximum extent permitted by Delaware law and the 1940 Act.

Article VIII, Section 8.1 provides, inter alia, that no Director, officer, employee or agent of the Registrant shall be liable to the Registrant, its Holders, or to any other Director, officer, employee or agent thereof for any action or failure to act (including, without limitation, the failure to compel in any way any former or acting Director to redress any breach of trust) except for his own bad faith, willful misfeasance, gross negligence or reckless disregard of his duties.

Article VIII, Section 8.2 of the Registrant’s LLC Agreement provides:

The Company shall indemnify each of its Directors, officers, employees and agents (including persons who serve at its request as directors, officers or trustees of another organization in which it has any interest, as a shareholder, creditor or otherwise) against all liabilities and expenses (including amounts paid in satisfaction of judgments, in compromise, as fines and penalties, and as counsel fees) reasonably incurred by him in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which he may be involved or with which he may be threatened, while in office or thereafter, by reason of his being or having been such a Director, officer, employee or agent, except with respect to any matter as to which he shall have been adjudicated to have acted in bad faith, willful misfeasance, gross negligence or reckless disregard of his duties; provided, however, that as to any matter disposed of by a compromise payment by such Person, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless there has been a determination that such Person did not engage in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office by the court or other body approving the settlement or other disposition or, in the absence of a judicial determination, by a reasonable determination, based upon a review of readily available facts (as opposed to a full trial-type inquiry), that he did not engage in such conduct, which determination shall be made by a majority of a quorum of Directors who are neither Interested Persons of the Company nor parties to the action, suit

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or proceeding, or by written opinion from independent legal counsel approved by the Directors. The rights accruing to any Person under these provisions shall not exclude any other right to which he may be lawfully entitled; provided that no Person may satisfy any right of indemnity or reimbursement granted herein or to which he may be otherwise entitled except out of the Company Property. The Directors may make advance payments in connection with indemnification under this Section 8.2; provided that any advance payment of expenses by the Company to any Director, officer, employee or agent shall be made only upon the undertaking by such Director, officer, employee or agent to repay the advance unless it is ultimately determined that he is entitled to indemnification as above provided, and only if one of the following conditions is met:

(a) the Director, officer, employee or agent to be indemnified provides a security for his undertaking; or

(b) the Company shall be insured against losses arising by reason of any lawful advances; or

(c) there is a determination, based on a review of readily available facts, that there is reason to believe that the Director, officer, employee or agent to be indemnified ultimately will be entitled to indemnification, which determination shall be made by:

(i)	a majority of a quorum of Directors who are neither Interested Persons of the Company nor parties to the Proceedings; or

(ii)	an independent legal counsel in a written opinion.

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Article VIII, Section 8.3 of the Registrant’s LLC Agreement further provides:

Nothing contained in Sections 8.1 or 8.2 hereof shall protect any Director or officer of the Company from any liability to the Company or its Holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. Nothing contained in Sections 8.1 or 8.2 hereof or in any agreement of the character described in Section 4.1 or 4.2 hereof shall protect any Investment Adviser to the Company against any liability to the Company to which he would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of his or its duties to the Company, or by reason of his or its reckless disregard to his or its obligations and duties under the agreement pursuant to which he serves as Investment Adviser to the Company.

As permitted by Article VIII, Section 8.6, the Registrant may insure its Directors and officers against certain liabilities, and certain costs of defending claims against such Directors and officers, to the extent such Directors and officers are not found to have committed conduct constituting conflict of interest, intentional non-compliance with statutes or regulations or dishonest, fraudulent or criminal acts or omissions. The Registrant will purchase an insurance policy to cover such indemnification obligation. The insurance policy also will insure the Registrant against the cost of indemnification payments to Directors and officers under certain circumstances. Insurance will not be purchased that protects, or purports to protect, any Director or officer from liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of duty.

The Registrant hereby undertakes that it will apply the indemnification provisions of its LLC Agreement and By-Laws in a manner consistent with Release No. 11330 of the Securities and Exchange Commission under the 1940 Act so long as the interpretation of Section 17(h) and 17(i) of such Act remain in effect and are consistently applied.
Item 26. Business and Other Connections of The Investment Adviser.
See Item 5 in the Registrant’s Part A and Item 14 in Part B of the Registrant’s Registration Statement regarding the business of the Investment Adviser. Information relating to the business, profession, vocation or employment of a substantial nature engaged in by the Investment Adviser or any of its respective officers and directors during the past two years is incorporated herein by reference from Item 26 in Part C of the Merrill Lynch Funds for Institutions Series Registration Statement on Form N-1A.
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Item 27. Principal Underwriters.
FAMD and BDI act as the placement agents for the Registrant and as placement agent or principal underwriter for each of the following open-end investment companies including the Registrant: FDP Series, Inc., BlackRock Financial Institutions Series Trust, Managed Account Series, BlackRock International Value Fund, BlackRock Balanced Capital Fund, Inc., BlackRock Basic Value Fund, Inc., BlackRock Bond Fund, Inc., BlackRock California Municipal Series Trust, BlackRock Developing Capital Markets Fund, Inc., BlackRock Equity Dividend Fund, BlackRock EuroFund,BlackRock Focus Twenty Fund, Inc., BlackRock Focus Value Fund, Inc., BlackRock Fundamental Growth Fund, Inc., Merrill Lynch Funds for Institutions Series, BlackRock Global Allocation Fund, Inc., BlackRock Global Dynamic Equity Fund, BlackRock Global Financial Services Fund, Inc., BlackRock Global Growth Fund, Inc., BlackRock Global SmallCap Fund, Inc., BlackRock Healthcare Fund, Inc., BlackRock Index Funds, Inc., BlackRock International Fund of BlackRock Series, Inc., BlackRock Latin America Fund, Inc., BlackRock Large Cap Series Funds, Inc., BlackRock Multi-State Municipal Series Trust, BlackRock Municipal Bond Fund, Inc., BlackRock Municipal Series Trust, BlackRock Natural Resources Trust, BlackRock Pacific Fund, Inc., BlackRock Principal Protected Trust, Merrill Lynch Ready Assets Trust, BlackRock Real Investment Fund, Merrill Lynch Retirement Series Trust, BlackRock Series Fund, Inc., BlackRock Technology Fund, Inc., BlackRock Value Opportunities Fund, Inc., Merrill Lynch U.S. Treasury Money Fund, Merrill Lynch U.S.A. Government Reserves, BlackRock Utilities and Telecommunications Fund, Inc., BlackRock Variable Series Funds, Inc., BlackRock World Income Fund, Inc. and BlackRock Mid Cap Value Opportunities Series, Inc. FAMD and BDI also act as the principal underwriters for the following closed-end registered investment companies: BlackRock Senior Floating Rate Fund, Inc., BlackRock Senior Floating Rate Fund II, Inc., Multi-Strategy Hedge Advantage and Multi-Strategy Hedge Opportunities L

BDI currently acts as distributor for BlackRock Funds and BlackRock Bond Allocation Target Shares.

(b) Set forth below is information concerning each director and officer of FAMD. The principal business address of each such person is P.O. Box 9011, Princeton, New Jersey 08543-9011.

Name	Position(s) and Office(s) with Distributor	Position(s) and Office(s) with Registrant
Robert Zakem	President	None
Mitchell Cox	Director	None
Brian Hull	Director	None
John Fosina	Chief Financial Officer and Treasurer	None
Martin Byrne	Director	None
Adam Lantz	Secretary	None
Andrea Borton	Compliance Officer	None
Set forth below is the information concerning each director, officer or partner of BDI. The principal business address of each such person is 760 Moore Road, King of Prussia, PA 19406. No individual listed in the chart below is an officer or employee of the Registrant.
Name	Position With BDI
Rita Adler	Chief Compliance Officer
Douglas Castagna	Controller and Assistant Treasurer
Brian Burns	Director, Chairman, CEO and President
Bruno DiStefano	Vice President
Susan Moscaritolo	Vice President
Christine Ritch	Chief Legal Officer, Assistant Secretary and Assistant Clerk
Bradley Stearns	Assistant Secretary and Assistant Clerk
Nicholas Marsini	Director
Craig Stokarski	Treasurer and Financial and Operations Principal
Steven Sunnerberg	Secretary
Michael DeNofrio	Director
John Wilson	Assistant Secretary and Assistant Clerk
Kristen Nolan	Assistant Secretary and Assistant Clerk

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(c) Not applicable.

Item 28. Location of Accounts and Records.

        All accounts, books and other documents required to be maintained by Section 31(a) of the Investment Company Act of 1940 and the rules thereunder are maintained at the offices of:

(a) Registrant, 800 Scudders Mill Road, Plainsboro, New Jersey 08536.
(b) FAM Distributors, Inc., One Financial Center, 23rd Floor, Boston, Massachusetts 02111 (records relating to its functions as placement agent).
(c) BlackRock Distributors, Inc., 760 Moore Road, King of Prussia, PA 19406 (records relating to its functions as placement agent).

(d) BlackRock Advisors, LLC, 100 Bellevue Parkway, Wilmington, Delaware 19809 (records relating to its functions as Manager).

(e) BlackRock Institutional Management Corporation, 100 Bellevue Parkway, Wilmington, Delaware 19809 (records relating to its functions as sub-adviser).

(f) State Street Bank and Trust Company, P.O. Box 9819, Boston, Massachusetts 02266-8118 (records relating to its functions as custodian, transfer agent and dividend disbursing agent).

Item 29. Management Services.

Other than as set forth or incorporated by reference in Item 5 of the Trust’s Part A and Item 12 and Item 14 in Part B of the Trust’s Registration Statement, the Registrant is not a party to any management-related service contract.

Item 30. Undertakings.

Not applicable.

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SIGNATURES
Master Institutional Money Market LLC has duly caused this Registration Statement to be signed on its behalf by the undersigned, duly authorized, in the County of Suffolk and Commonwealth of Massachusetts, on the 28th day of August, 2007.

MASTER INSTITUTIONAL MONEY MARKET LLC

By:	/s/ WILLIAM M. BREEN (William M. Breen, Treasurer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.
	Signature	Title	Date

	ROBERT C. DOLL, JR.* (Robert C. Doll, Jr.)	President (Principal Executive Officer) and Director

	DAVID O. BEIM* (David O. Beim)	Director

	WILLIAM M. BREEN* (William M. Breen)	Treasurer (Principal Financial and Accounting Officer)

	JAMES T. FLYNN* (James T. Flynn)	Director

	W. CARL KESTER* (W. Carl Kester)	Director

	KAREN P. ROBARDS* (Karen P. Robards)	Director

*By:	/s/ WILLIAM M. BREEN (William M. Breen, Attorney-in-Fact)		August 28, 2007

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INDEX TO EXHIBITS
Exhibit Number			Description
1	(d)	—	Certificate of Conversion Converting Master Institutional Money Market Trust to Master Institutional Money Market LLC (the “Registrant”), dated June 15, 2007.
1	(e)	—	Certificate of Formation of the Registrant, dated June 15, 2007.
1	(f)	—	Limited Liability Agreement of the Registrant, dated June 15, 2007.
2		—	By-Laws of the Registrant, dated June 15, 2007.
4	(a)	—	Form of Investment Advisory Agreement between the Registrant and BlackRock Advisors, LLC.
4	(b)	—	Form of Sub-Advisory Agreement between BlackRock Advisors, LLC and BlackRock Institutional Management Corporation.
8	(a)	—	Form of Placement Agency Agreement between the Registrant and FAM Distributors, Inc. (“FAMD”)
8	(d)	—	Form of Placement Agency Agreement between the Registrant and BlackRock Distributors, Inc. (“BDI”)